EXHIBIT 3.1

                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                         COCA-COLA BOTTLING CO. CONSOLIDATED
                                   _______________

                            Pursuant to Section 245 of the
                           Delaware General Corporation Law
                                   _______________



               Coca-Cola Bottling Co. Consolidated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does, by its Vice-Chairman of the Board of Directors and its Secretary and under its corporate seal, hereby certify as follows:

               FIRST: That the name of the Corporation is Coca-Cola Bottling Co. Consolidated.

               SECOND: That the original Certificate of Incorporation of the Corporation was filed by the Secretary of the State of Delaware on April 8, 1980.

               THIRD: That the restatement of the Corporation's Certificate of Incorporation was duly adopted by the Corporation's Board of Directors in accordance with Section 245 of the Delaware General Corporation Law and only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate.

               FOURTH: That the text of the Certificate of Incorporation of said Coca-Cola Bottling Co. Consolidated is hereby restated to read in full as follows:



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                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                         COCA-COLA BOTTLING CO. CONSOLIDATED


                    FIRST.    The  name  of the  Corporation  is  Coca-Cola
          Bottling Co. Consolidated.

                    SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                    THIRD.   The nature of  the business or  purposes to be
          conducted or promoted is:

                    (a) To engage, directly and indirectly, in the business of manufacturing, processing, distributing, selling and advertising Coca-Cola, other soft drink products, and all types of beverages, foods, and related products, and to own and hold the stock of other corporations.

                    (b) To engage in any other lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                    FOURTH.

                    (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 80,100,000, consisting of:

                    (1) 30,000,000 shares of Common Stock having a par value of $1.00 per share;

                    (2) 10,000,000 shares of Class B Common Stock having a par value of $1.00 per share;

                    (3) 20,000,000 shares of Class C Common Stock having a par value of $1.00 per share;

                    (4)  50,000  shares  of  Convertible   Preferred  Stock
               having a par value of $100.00 per share;

                    (5) 50,000 shares of Non-Convertible Preferred Stock having a par value of $100.00 per share; and

                    (6) 20,000,000 shares of Preferred Stock having a par value of $0.01 per share.




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               All references herein to the term "preferred stock" shall be deemed to include the Preferred Stock, the Convertible Preferred Stock and the Non-Convertible Preferred Stock.

                    (b) The holders of Common Stock and Class B Common Stock shall have the same rights and privileges, except that:

                    (1) The holders of Common Stock and Class B Common Stock shall have the right to vote, but not as separate classes except to the extent required by law, upon all matters submitted to the stockholders of the Corporation for consideration at any meeting of stockholders; provided, however, that (i) the holders of Common Stock shall be entitled to one vote per share, and the holders of Class B Common Stock shall be entitled to twenty votes per share with respect to each matter to be voted upon, and (ii) in addition to any other vote required by law, the Corporation may not alter or change, either by increase, diminution or otherwise, the relative rights, preferences, privileges, restrictions, dividend rights, voting power or other powers given to the holders of Common Stock and Class B Common Stock pursuant to this Article Fourth of this Certificate of Incorporation other than by the affirmative vote of not less than two-thirds of all the votes entitled to be voted by the holders of each class of stock to be adversely affected thereby voting as a separate class, except that the Corporation may increase the total number of shares of Common Stock or Class B Common Stock that may be issued by the Corporation by the affirmative vote of a majority of all the votes entitled to be voted by the holders of Common Stock and Class B Common Stock voting together, without regard to class, as provided in subsection (i) above.

                    (2)(i) No cash dividend or dividend of property or stock, other than stock of the Corporation as set forth in subsection 2(iii) below, may be declared and paid, per share, on the Class B Common Stock unless a dividend of an equal amount of cash or value of property or stock has been declared and paid, per share, on the Common Stock.

                    (ii) A dividend of cash, property or stock may be paid on the Common Stock without an equal or any dividend being paid on the Class B Common Stock.

                    (iii) A dividend of shares of Common Stock may be paid to holders of Common Stock only or the holders of both Common Stock and Class B Common Stock if the number of shares paid per share to holders of Common Stock and Class B Common Stock shall be the same; a dividend of shares of Class B Common Stock may be paid to holders of Common Stock only or to holders of both Common Stock and Class B Common Stock if the number of shares paid per share to holders of Common Stock and Class B Common Stock shall be the same; and a dividend of shares may be declared and paid in Common Stock to holders of Common Stock and in Class B Common Stock to holders of Class

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               B Common Stock, if the number of  shares
               paid per share to holders of Common Stock and Class B Common Stock shall be the same.

                    (3)   From and after  October 1, 1986,  the outstanding
               shares of Class B Common Stock shall be convertible into fully paid and nonassessable shares of Common Stock at the option of the holders thereof on a one share for one share basis. In order for a stockholder to effect any such conversion, such stockholder must furnish the Corporation with a written notice of the request for conversion, which notice shall be addressed to the principal office of the Corporation or to the Corporation's designated transfer agent, shall state the number of shares of Class B Common Stock to be converted into shares of Common Stock and shall be accompanied by a certificate or certificates, properly endorsed and ready for transfer. A conversion shall be deemed to be made on the close of business of the date when the Corporation or transfer agent has received the prescribed written notice and required certificate or certificates, properly endorsed and ready for transfer.

                    (4) Except as provided in subsection 2(iii) above, shares of Class B Common Stock outstanding at any time shall not be split up or subdivided, whether by stock distribution, reclassification, recapitalization, or otherwise, so as to increase the number of shares thereof issued and outstanding unless at the same time the shares of Common Stock are split up or subdivided, whether by stock distribution, reclassification, recapitalization, or otherwise, so that the number of shares thereof outstanding shall be proportionately increased in order to maintain the same proportionate equity ownership (i.e., the same proportion of shares held by each class) between the holders of Common Stock and Class B Common Stock as existed on the record date of the transaction.

                    (5) Shares of Common Stock outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding unless at the same time the shares of Class B Common Stock are reverse split or combined so that the number of shares thereof outstanding shall be proportionately decreased in order to maintain the same proportionate ownership between the holders of Common Stock and Class B Common Stock as existed on the record date of the transaction.

                    (6) In the event of a liquidation or dissolution of the Corporation, or a winding up of its affairs, whether voluntary or involuntary, or a merger or consolidation of the Corporation, after payment or provision for payment of the debts or liabilities of the Corporation and the amounts to which holders of the preferred stock shall be entitled, holders of Common Stock and Class B Common Stock shall be entitled to share ratably (i.e., an equal amount of assets for
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               each share  of either  Common Stock  or Class  B Common
               Stock) in the remaining assets of the Corporation.

                    (c) The holders of Class C Common Stock shall have the same rights and privileges as holders of Common Stock except that:

                    (i) The holders of Class C Common Stock shall have the right to vote, but not as a separate class except to the extent required by law, upon all matters submitted to the stockholders of the Corporation for consideration at any meeting of stockholders; provided, however, that the holders of Class C Common Stock shall be entitled to 1/20th vote per share with respect to each matter to be voted upon;

                    (ii) If any cash dividend or dividend of property or stock, other than stock of the Corporation as provided for in subsection (c)(iii) below, shall be declared and paid, per share, on the Common Stock, then a dividend of an equal amount of cash or value of property or stock shall be declared and paid, per share, on the Class C Common Stock; and no cash dividend or dividend of property or stock, other than stock as provided for in subsection (c)(iii) below, may be declared and paid, per share, on the Class C Common Stock unless a dividend of an equal amount of cash or value of property or stock has been declared and paid, per share, on the Common Stock; and provided that if any cash dividend or dividend of property or stock, other than as provided for in subsection (c)(iii) below, shall be declared and paid, per share, on the Class B Common Stock, then a dividend of an equal or greater amount of cash or value of property or stock shall be declared and paid, per share, on the Class C Common Stock;

                    (iii) If any dividend of shares of any class of common stock is paid to holders of Common Stock, or to holders of Class B Common Stock in the event that there is no Common Stock outstanding, then an equal dividend of shares of such common stock shall be paid to holders of Class C Common Stock; provided, however, that if any dividend of shares of Common Stock is declared and paid to holders of Common Stock and (in the event that there is Class B Common Stock outstanding) in Class B Common Stock to holders of Class B Common Stock, then an equal dividend of shares of Class C
               Common Stock shall be paid to holders of Class C Common Stock and if any dividend of shares of Class C Common Stock is declared and paid to holders of Class B Common Stock then an equal dividend of shares of Class C Common Stock shall be declared and paid to holders of Common Stock and Class C Common Stock; and provided further that if only shares of Class B Common Stock and Class C Common Stock are outstanding and a dividend of shares of Common Stock or Class B Common Stock is paid to holders of Class B Common Stock, then an equal dividend of shares of Class C Common Stock or Common Stock shall be paid to holders of Class C Common Stock;

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                    (iv)  Except as  provided in subsection (c)(iii) above,
               if  shares  of  Common  Stock  and  Class  B   Common  Stock
               outstanding at any time are split or subdivided, whether by stock distribution, reclassification, recapitalization, or otherwise, so as to increase the number of shares thereof issued and outstanding, then the shares of Class C Common Stock shall be split or subdivided, whether by stock
               distribution,    reclassification,   recapitalization,    or
               otherwise, so that the number of shares thereof outstanding shall be proportionately increased in order to maintain the
               same   proportionate  equity   ownership  (i.e.,   the  same
               proportion of shares held by each class) among the holders of Common Stock, Class B Common Stock, and Class C Common Stock as existed on the date prior to such split or subdivision; similarly, if shares of Class C Common Stock shall be split or subdivided in any manner, then all other outstanding classes of common stock shall be proportionately split or subdivided;

                    (v) If shares of Common Stock and Class B Common Stock outstanding at any time are reverse split or combined, whether by reclassification, recapitalization, or otherwise, so as to decrease the number of shares thereof issued and outstanding, then the shares of all other classes of common stock shall be reverse split or combined so that the number of shares thereof outstanding shall be proportionately decreased in order to maintain the same proportionate ownership (i.e., the same proportion of shares held by each class) between the holders of Common Stock, Class B Common Stock, and Class C Common Stock as existed on the date prior to the reverse split or combination; similarly, if shares of Class C Common Stock are reverse split or combined in any manner, all other outstanding classes of common stock shall be proportionately reverse split or combined;

                    (vi) In the event of a liquidation or dissolution of the Corporation, or a winding up of its affairs, whether voluntary or involuntary, or a merger or consolidation of the Corporation, after payment or provision for payment of the debts or liabilities of the Corporation, holders of Class C Common Stock shall be entitled to share pro rata in the remaining assets of the Corporation with the holders of all other outstanding classes of common stock.

                    (d) The Class C Common Stock shall not be subject to redemption or call by the Corporation nor shall the holders of such shares be entitled to preemptive rights with respect to the issuance of additional shares of Common Stock, Class B Common Stock or Class C Common stock.

                    (e) The Board of Directors is expressly authorized, subject to the limitations prescribed by law, to provide for the issuance of the preferred stock in series, and to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designation, relative
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          powers, preferences and rights, and the qualifications,
          limitations or restrictions thereof.

                    SEVENTH.

                    (a) The number of directors of the Corporation shall be determined from time to time by the stockholders or the Board of Directors and shall be not less than nine and not more than twelve. The Board of Directors shall be divided into three classes, each class to be as nearly equal in number as possible. The successors of the directors whose terms expire each year shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year. The directors need not be elected by written ballot unless required by the By-Laws of the Corporation.

                    (b) Directors may be removed from office, prior to the expiration of their term, only for cause and only by the affirmative vote of the holders of not less than a majority of all the shares of stock outstanding and entitled to vote for the election of directors.

                    (c) Vacancies and newly-created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, to hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

                    EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the By-Laws of this Corporation) the affirmative vote of the holders of not less than two thirds of all the shares of stock outstanding and entitled to vote therein shall be required to amend, alter, change or repeal this Article EIGHTH and Article SEVENTH of this Certificate of Incorporation.

                    NINTH. No action may be taken by the stockholders without a meeting unless written consent to such action is signed by the holders of all the outstanding capital stock of the Corporation entitled to vote on such action.

                    TENTH. Except as herein otherwise provided, the By-Laws of the Corporation may be amended or repealed and new By-Laws may be adopted by the affirmative vote of a majority of the number of directors fixed by this Certificate of Incorporation at any regular or special meeting of the Board of Directors or by action without meeting by written consent as provided under the Delaware General
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          Corporation  Law,  provided that  the Board  of
          Directors shall have no power to adopt a By-Law:

                    (a) Requiring the holders of more than a majority of the shares having voting power to be present or represented by proxy at any meeting in order to constitute a quorum or requiring more than a majority of the votes cast in person or by proxy to be necessary for the transaction of any business, except where higher percentages are required by law or by some other provision of this Certificate of Incorporation.

                    (b) Providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committee.

                    (c) Amending, altering, changing or repealing any By-Law specified in the By-Laws of the Corporation as requiring a vote of the stockholders for such action.

                    ELEVENTH. No director or the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of Title 8 of the Delaware Code, or (d) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date that it becomes effective.

               IN WITNESS WHEREOF, Coca-Cola Bottling Co. Consolidated has caused its corporate seal to be hereunto affixed and this Certificate to be signed by J. Frank Harrison, III, its Vice-Chairman of the Board of Directors, and John F. Henry, Jr., its Secretary, this 6th day of May, 1994.


                                              /s/ J. Frank Harrison, III
                                             J. Frank Harrison, III
                                             Vice-Chairman of
                                                  the Board of Directors


          ATTEST:


           /s/ John F. Henry, Jr.
          John F. Henry, Jr.
          Secretary


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